Exhibit 3.2

File Number:
LP0000443
Date Filed: 01/31/2012
Robin Carnahan
Secretary of State

TENTH AMENDMENT OF SEVENTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending a Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following.

(1)	The name of the partnership is The Jones Financial Companies, L.L.L.P. and the partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1,1996.

(4)	The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5)	The Seventeenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of January 1, 2012.

Upon the admissions and withdrawals of said partners, the number of general partners is 362.

In affirmation thereof, the facts stated above are true.

Dated: 1-29-12

General Partner:

By
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawing:

Partner Name	Date out as GP	Address 1 & 2	City, State & Zip
Zaun,Michael Eugene	1/1/2012	214 St Georges Dr	St Albans, MO 63073
Gilkison,Chris Alan	1/1/2012	43 Lily Pond Lane	Saint Charles, MO 63304
Westphal,Thomas Jordan	1/1/2012	12540 Clark Manor Cir	St Louis, MO 63141
Clement,Stephen Paul	1/1/2012	41 Cheshire Dr	Maryville, IL 62062
Johnson,John Elwin	1/1/2012	2210 Kehrs Ridge Drive	Clarkson Valley, MO 63005
Bertsch,Thomas Leet	1/1/2012	3709 34th Street	Columbus, NE 68601
Dollinger,Edward Joseph	1/1/2012	604 Timberline Drive	Joliet, IL 60431
Rupp,Timothy W.	1/1/2012	11785 Forest Lake Drive	Rolla, MO 65401
Coon,Gary Joseph	1/1/2012	1750 N Lakewood Ave	Port Clinton, OH 43452
Junis,Steven Edward	1/1/2012	100 Laurel Bay Lane	Columbia, SC 29229
Comfort,John Allen	1/1/2012	4507 NE Waters Edge Dr	Lees Summit, MO 64064
Mann,Ronald Elbert	1/1/2012	420 4th Avenue SE	Cullman, AL 35055
Prato,Steven Francis	1/1/2012	1570 Rahway Rd	Scotch Plains, NJ 07076
Brownfield Sr,jon	1/1/2012	Sycamore Farms	York, SC 29745
Honeycutt,Garland	1/1/2012	750 Normandy Road	Normandy, TN 37360
Bouvy,John Christopher	1/1/2012	5281 OAKBROOK DR	PLAINFIELD, IN 46168
Pyle,Ronald Keith	1/1/2012	2600 Misty Meadow Dr	Prosper, TX 75078
Sauter,Alfred W	1/1/2012	9 Marsh Drive	Hilton Head Island, SC 29928
Bryant, Steven William	1/1/2012	5058 Post Oak Trl	Colleyville, TX 76034

New GP:

Partner Name	Date in as GP	Address 1 & 2	City, State & Zip
Ahrens,Concetta Angela	1/1/2012	12880 Whitehorse Lane	St Louis, MO 63131
Batterman,Julie G.	1/1/2012	14267 209th Ave NE	Woodinville, WA 98077
Beeman,Darcy Jo	1/1/2012	2811 NW 12th Ave	Wilton Manors, FL 33311

Exhibit A - Page 1 of 3

Boehne,Melanie Lynn	1/1/2012	136 Inglenook Court	St Charles,MO 63304
Boyd,John Eric	1/1/2012	14085 Broili Drive	Reno,NV 89511
Buffington,Sarah Renae	1/1/2012	3 Sunny Trail Ct	Ellisville,MO 63011
Carter,Patricia McCarty	1/1/2012	1608 Stannard Trail	Raleigh,NC 27612
Charlson,Donald Michael	1/1/2012	3244 LAKE ST NW	ROCHESTER,MN 55901
Childress,Randall Victor	1/1/2012	1416 Royal Oak	Tyler,TX 75703
Collins,Susanne Elaine	1/1/2012	1967 Vespra Valley Road	Minesing,ON LOL 1Y2
Eberhart,Michael Dryden	1/1/2012	1200 Hill St	Petoskey, MI 49770
Fulgieri,Anthony Philip	1/1/2012	5726 East Lake Rd	Romulus,NY 14541
Glynn,Tyler D.	1/1/2012	1507 E Colfax Ave	South Bend, IN 46617
Hatrel,Bryon John	1/1/2012	9724 DART STREET	RIVER RIDGE, LA 70123
Hoffman,Kim Bissette	1/2/2012	2809 DEERFIELD LANE	WILSON, NC 27896
Holt,Edward J.	1/1/2012	1772 Carman Ridge Ct	Manchester, MO 63021
Hrevus,Tina Marie	1/1/2012	2410 Smizer Mill Est Dr	Fenton,MO 63026
Jablonsky,Russell A.	1/1/2012	612 East Clark Street	Medford,WI 54451
Johnson, Marcus Eddy	1/1/2012	8312 Pinecastle Dr	West Jordan, UT 84081
Klein,Christian Guy	1/1/2012	5089 CANARY LN	Nampa, ID 83687
Lane,Jeffrey J.	1/1/2012	3719 Yokut Street	Sierra Vista,Az 85650
Lawrence,Scott	1/1/2012	15419 Ironhorse Circle	Leawood, KS 66224
Mauldin,Judy C.	1/1/2012	3602 Four Trees Drive	Weatherford,TX 760872210
Mauzy,Katherine Gerritzen	1/1/2012	2409 N Ballas Road	St. Louis, Mo 63131
McBride,Kimberly Renee’	1/1/2012	3456 Covington Parkway Ave	St Charles, MO 63301
McCarey,John David	1/1/2012	14008 Eagle St NW	Andover, MN 55304
Murphy,John Kennedy	1/1/2012	7974 Claiborne Lane	Inver Grove Heights, MN 55076
Portelance,Timothy Paul	1/1/2012	174 Magnolia Farms Ln	Mooresville, NC 28117
Rakow,Christopher Sean	1/1/2012	1520 Liberty Street	Franklin, PA 16323
Rhodes,Christopher Michael	1/1/2012	18430 E Kingbird drive	Queen Creek, AZ 85242
Saari,Brian Edward	1/1/2012	10127 County Road 43	Mountain, ON K0E 1S0
Sachs,Brian Edward	1/1/2012	1020 NW Regent	Grants Pass, OR 97526
Sipes,James T.	1/1/2012	218 4th Ave. North	Franklin, TN 37064
Slein Jr,Robert James	1/1/2012	26 Lazarus Way	Salem, NH 03079

Exhibit A - Page 2 of 3

Stilt,Terry Richard	1/1/2012	990 Arlington Glen Dr	Fenton, MO 63026
Strizic,Derrick Darko	1/1/2012	16 Riverside Crescent	Toronto, ON M6S 1B6
Thalman,Ronald Thane	1/1/2012	18086 W Mauna Loa Ln	Surprise, AZ 85388
Thoma,Scott Austin	1/1/2012	1145 Monza Drive	St Charles, MO 63303
Thompson,Kristie Sue	1/1/2012	1451 E Coconino Drive	Chandler, AZ 85249
Trevino,Jose Luis	1/1/2012	680 Trestle Glen	Oakland, CA 94610
Wright,Michael James	1/1/2012	1550 Little Willow	Morris, IL 60450

Exhibit A - Page 3 of 3

# STATE OF MISSOURI

Robin Carnahan
Secretary of State

AMENDED CERTIFICATE
OF
LIMITED PARTNERSHIP

WHEREAS,

*THE JONES FINANCIAL COMPANIES, L.L.L.P.*
*LP0000443*

filed its Amended Certificate of Limited Partnership with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Act;

NOW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify and declare that the above entity's registration of limited partnership is amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 31st day of January, 2012.

Robin Carnahan
Secretary of State

SOS #30 (01-2005)